UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 24, 2012

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2012, Cepheid and Abaxis, Inc. (“Abaxis”) entered into a comprehensive agreement (the “Settlement Agreement”) resolving all present and future litigation relating to the alleged infringement of certain Abaxis patents by Cepheid and counterclaims by Cepheid against Abaxis. The parties agreed that the settlement was intended solely as a compromise of disputed claims, and was not a concession or determination that either party admits any liability, wrongdoing, or the truth of any allegation related to such litigation. Under the Settlement Agreement, Abaxis and Cepheid agreed to terminate all pending and future claims connected with the litigation in exchange for a one-time payment by Cepheid of $17.25 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: September 25, 2012	By:	/s/ Andrew D. Miller
		Name:	Andrew D. Miller
		Title:	Executive Vice President,
Chief Financial Officer